Exhibit 99.1

Press Release	Media Relations Contact: Brian Ziel (831.439.5429) brian.ziel@seagate.com
Investor Relations Contact: Rod Cooper (831.439.2371) rod.j.cooper@seagate.com

SEAGATE TECHNOLOGY REPORTS FISCAL FOURTH QUARTER

AND YEAR-END 2009 RESULTS

- Quarterly revenue of $2.35 billion

- Cash, Short-term Investments and Restricted Cash grew to $2.0 billion

- Expects sequential revenue growth and margin improvement

SCOTTS VALLEY, CA – July 21, 2009 – Seagate Technology (NASDAQ: STX) today reported results for the quarter ended July 3, 2009 of 40.6 million disk drive unit shipments, revenue of $2.35 billion, a net loss of $81 million and net loss per share of $0.16. The financial results for the quarter include $21 million of purchased intangibles amortization and other charges associated with acquisitions, and $85 million of restructuring and related accelerated depreciation charges. The aggregate impact of these items is $106 million or approximately $0.22 per share.

“The overall organizational, operational, technical and product progress we have made during the last six months is reflected in our financial results for the June quarter and demonstrates meaningful progress toward the goal of returning to sustained GAAP profitability as soon as possible,” said Steve Luczo, Seagate CEO. “We are also seeing signs that the storage markets are improving and are providing better visibility into the demand environment. Our approach to the September quarter with respect to our production volumes and product mix is to continue to manage our factories with an intense focus on maximizing our return on invested capital while satisfying our customers’ requirements.”

For the fiscal year ended July 3, 2009, the company reported disk drive unit shipments of 163.8 million, revenue of $9.8 billion, a net loss of $3.1 billion, and net loss per share of $6.32. The financial results for the fiscal year include $77 million of purchased intangibles amortization and other charges associated with acquisitions, charges related to restructuring activities of $266

Seagate Technology Reports Fiscal Fourth Quarter And Year-End 2009 Results

million, a charge of $271 million that reflects an unfavorable adjustment to the valuation allowance related to the company’s deferred tax assets and a $2.3 billion charge relating to the write-off of goodwill and other long-lived assets. The aggregate impact of these items is a $2.9 billion reduction in earnings, or a decrease of approximately $5.95 per share. Of the $266 million in restructuring related charges, $56 million was for accelerated depreciation charges, with $30 million recorded in cost of revenue and $26 million in product development expense. The majority of the remaining balance of the restructuring charges relate to global headcount reductions.

Business Outlook

While there are signs of improved visibility, the ongoing uncertainty in global economic conditions makes it difficult to predict product demand and other related matters, which makes it more likely that Seagate’s actual results could differ materially from current expectations.

For the September quarter, the company is planning for the overall industry demand for disk drives to be 135-140 million units. Consequently, the company expects revenue to be approximately $2.4 - $2.6 billion and gross margin as a percent of revenue to improve by 200-350 basis points as compared to the June quarter. Product development and marketing/administrative costs are expected to decrease to approximately $315 million while other income and expense is expected to be a charge of approximately $40 million.

The September quarter outlook does not include the impact of any potential new restructuring activities, future mergers, acquisitions, financing, dispositions or other business combinations the company may undertake.

Additional information relating to the financial results for the fiscal fourth quarter and year-end 2009 can be found online at seagate.com.

Conference Call

Seagate will hold a conference call to review the fiscal fourth quarter results at 2:00 p.m. Pacific Time today. The conference call can be accessed online at seagate.com or by phone as follows:

USA: (877) 223-6202

International: (706) 679-3742

Conference ID: 15815830

Seagate Technology Reports Fiscal Fourth Quarter And Year-End 2009 Results

Replay

A replay will be available beginning today at 6:00 p.m. Pacific Time through July 28 at 8:59 p.m. Pacific Time. The replay can be accessed from seagate.com or by phone as follows:

USA: (800) 642-1687

International: (706) 645-9291

Conference ID: 15815830

About Seagate

Seagate is the world leader in hard disk drives and storage solutions. Learn more at seagate.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements related to the Company’s future operating and financial performance in the September 2009 quarter, and thereafter, and include statements regarding expected revenue, gross margin, product competition, customer demand for disk drives, the Company’s ability to return to profitability and general market conditions. These forward-looking statements are based on information available to Seagate as of the date of this press release. Current expectations, forecasts and assumptions involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the Company’s control. In particular, the decline in global economic conditions continues to pose a risk to the Company’s operating and financial performance as consumers and businesses have, and may continue to, defer purchases in response to tighter credit and negative financial conditions. Such risks and uncertainties also include the impact of the variable demand and the aggressive pricing environment for disk drives, particularly in view of current business and economic conditions; dependence on Seagate’s ability to successfully qualify, manufacture and sell its disk drive products in increasing volumes on a cost-effective basis and with acceptable quality, particularly the new disk drive products with lower cost structures; the impact of competitive product announcements and possible excess industry supply with respect to particular disk drive products; and the Company’s ability to achieve projected cost savings in connection with restructuring plans. Information concerning risks, uncertainties and other factors that could cause results to differ materially from those projected in the forward-looking statements is contained in the Company’s Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission on August 13, 2008, and in the Company’s Quarterly Report on Form 10-Q as filed with the U.S. Securities and Exchange Commission on May 6, 2009, which statements are incorporated into this press release by reference. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and Seagate undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

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Seagate Technology Reports Fiscal Fourth Quarter And Year-End 2009 Results

SEAGATE TECHNOLOGY

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	July 3, 2009	June 27, 2008 (a)
ASSETS
Cash and cash equivalents	$1,427	$990
Short-term investments	114	151
Restricted cash and investments	508	—
Accounts receivable, net	1,033	1,410
Inventories	587	945
Deferred income taxes	94	274
Other current assets	528	502

Total Current Assets	4,291	4,272

Property, equipment and leasehold improvements, net	2,229	2,464
Goodwill	31	2,352
Other intangible assets, net	42	111
Deferred income taxes	375	616
Other assets, net	119	305

Total Assets	$7,087	$10,120

LIABILITIES AND SHAREHOLDERS’ EQUITY
Short-term borrowings	$350	$—
Accounts payable	1,573	1,652
Accrued employee compensation	144	440
Accrued warranty	213	226
Accrued expenses	483	599
Accrued income taxes	10	10
Current portion of long-term debt	421	360

Total Current Liabilities	3,194	3,287
Long-term accrued warranty	224	219
Long-term accrued income taxes	69	210
Other non-current liabilities	120	148
Long-term debt, less current portion	1,956	1,670

Total Liabilities	5,563	5,534

Shareholders’ Equity	1,524	4,586

Total Liabilities and Shareholders’ Equity	$7,087	$10,120

(a)	The information in this column was derived from the Company’s audited consolidated balance sheet as of June 27, 2008.

Seagate Technology Reports Fiscal Fourth Quarter And Year-End 2009 Results

SEAGATE TECHNOLOGY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	For the Three Months Ended		For the Year Ended
	July 3, 2009	June 27, 2008	July 3, 2009	June 27, 2008 (a)
Revenue	$2,353	$2,899	$9,805	$12,708

Cost of revenue	1,946	2,208	8,395	9,503
Product development	215	270	953	1,028
Marketing and administrative	114	175	537	659
Amortization of intangibles	14	13	55	54
Restructuring and other, net	84	36	210	88
Impairment of goodwill and other long-lived assets	—	—	2,290	—

Total operating expenses	2,373	2,702	12,440	11,332

Income (loss) from operations	(20)	197	(2,635)	1,376

Interest income	2	6	17	57
Interest expense	(39)	(30)	(134)	(126)
Other, net	3	9	(23)	22

Other income (expense), net	(34)	(15)	(140)	(47)

Income (loss) before income taxes	(54)	182	(2,775)	1,329
Provision for (benefit from) income taxes	27	22	311	67

Net income (loss)	$(81)	$160	$(3,086)	$1,262

Net income (loss) per share:
Basic	$(0.16)	$0.33	$(6.32)	$2.46
Diluted	(0.16)	0.32	(6.32)	2.36
Number of shares used in per share calculations:
Basic	491	484	488	512
Diluted	491	500	488	538

(a)	The information in this column was derived from the Company’s audited consolidated statement of operations for the year ended June 27, 2008.

Seagate Technology Reports Fiscal Fourth Quarter And Year-End 2009 Results

SEAGATE TECHNOLOGY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	For the Year Ended
	July 3, 2009	June 27, 2008 (a)
OPERATING ACTIVITIES
Net income (loss)	$(3,086)	$1,262
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	931	844
Stock-based compensation	83	113
Impairment of goodwill and other long-lived assets	2,290	—
Deferred income taxes	306	10
Other non-cash operating activities, net	(1)	(15)
Changes in operating assets and liabilities:
Accounts receivable	372	(67)
Inventories	358	(151)
Accounts payable	(79)	351
Accrued expenses, employee compensation and warranty	(568)	154
Other assets and liabilities	217	37

Net cash provided by (used in) operating activities	823	2,538

INVESTING ACTIVITIES
Acquisition of property, equipment and leasehold improvements	(633)	(930)
Proceeds from sale of fixed assets	7	29
Purchases of short-term investments	(155)	(486)
Maturities and sales of short-term investments	192	460
Increase in restricted cash and investments	(128)	—
Proceeds from sale of deferred compensation plan investments	85	—
Proceeds from sale of investment in equity securities	11	—
Acquisitions, net of cash acquired	—	(78)
Other investing activities, net	3	14

Net cash provided by (used in) investing activities	(618)	(991)

FINANCING ACTIVITIES
Proceeds from short-term borrowings	350	—
Net proceeds from issuance of long-term debt	399	—
Retirements and maturities of long-term debt	(55)	(34)
Increase in restricted cash and investments	(380)	—
Proceeds from exercise of employee stock options and employee stock purchase plan	54	178
Dividends to shareholders	(132)	(216)
Repurchases of common shares	—	(1,479)
Other financing activities, net	(4)	6

Net cash provided by (used in) financing activities	232	(1,545)

Increase (decrease) in cash and cash equivalents	437	2
Cash and cash equivalents at the beginning of the period	990	988

Cash and cash equivalents at the end of the period	$1,427	$990

(a)	The information in this column was derived from the Company’s audited consolidated statement of cash flows for the year ended June 27, 2008.